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                                                                   EXHIBIT 21(a)

SUBSIDIARIES OF THE REGISTRANT AS OF MAY 25, 1997



                                                            Jurisdiction In
                                                            Which Organized
                                                            ---------------

Bell Dairy Products, Inc.                                   Texas
Birds Eye de Mexico, S.A. de C.V.                           Mexico
Bowman Dairy Company, Inc.                                  Delaware
Cream o'Weber Dairy, Inc.                                   Utah
Creamland Dairies, Inc.                                     New Mexico
Dean Dairy Products Company                                 Pennsylvania
Dean Dip and Dressing Company                               Delaware
Dean Foods Company of Indiana                               Delaware
Dean Foods Vegetable Company                                Wisconsin
Dean Foods Products Company                                 Delaware
Dean Milk Company, Inc.                                     Kentucky
DFC Transportation Company                                  Delaware
E.B.I. Foods, Ltd.                                          United Kingdom
Elgin Blenders, Inc.                                        Illinois
Gandy's Dairies, Inc.                                       Texas
Dean Pickle and Specialty Products Company                  Wisconsin
Liberty Dairy Company                                       Michigan
McArthur Dairy, Inc.                                        Florida
Mayfield Dairy Farms, Inc.                                  Tennessee
Meadow Brook Dairy Company                                  Pennsylvania
Meadows Distributing Company                                Illinois
Ready Foods Products, Inc.                                  Pennsylvania
Reiter Dairy, Inc.                                          Ohio
Ryan Foods Company                                          Kentucky
STDI, Inc.                                                  U.S. Virgin Islands
T.G. Lee Foods, Inc.                                        Florida
Verifine Dairy Products Corporation of Sheyboygan           Wisconsin
W.B. Roddenbery Co., Inc.                                   Georgia

The names of all other subsidiaries have been omitted from the above list because, when considered in the aggregate as a single subsidiary, they would not constitute a material subsidiary.



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